Exhibit 10.15

THIRD AMENDMENT TO SECOND AMENDED AND RESTATED

CREDIT AND SECURITY AGREEMENT

THIS THIRD AMENDMENT (the “Amendment”), dated May 5, 2014, is entered into by and between SCHUFF INTERNATIONAL, INC., a Delaware corporation, and the other Persons listed in Schedule 1.1 of the Credit Agreement, as hereafter defined (collectively, jointly and severally the “Borrower”), and WELLS FARGO CREDIT, INC., a Minnesota corporation (“Lender”).

RECITALS

The Borrower and the Lender are parties to a Second Amended and Restated Credit and Security Agreement dated August 14, 2013 (as amended from time to time, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Credit Agreement Amendment. The Credit Agreement is hereby amended as follows:

(a) The definition of “Default Rate” contained in Section 1.1 of the Credit Agreement is hereby deleted and replaced as follows:

“Default Rate” means an annual interest rate equal to three percent (3%) over the Floating Rate, which interest rate shall change when and as the Floating Rate changes.

(b) The definition of “Floating Rate” contained in Section 1.1 of the Credit Agreement is hereby deleted and replaced as follows:

“Floating Rate” means, with respect to all Advances (except the Real Estate Term Advance) an interest rate equal to the sum of (i) Daily Three Month LIBOR, which interest rate shall change whenever Daily Three Month LIBOR changes, plus (ii) three percent (3.00%) and, with respect to the Real Estate Term Advance, “Floating Rate” means an interest rate equal to the sum of (i) Daily Rate equal to Three Month LIBOR, which interest rate shall change whenever the Daily Three Month LIBOR changes, plus (ii) four percent (4.00%).

(c) The definition of “LIBOR” contained in Section 1.1 of the Credit Agreement is hereby deleted and replaced as follows:

“LIBOR” means the rate per annum determined pursuant to the following formula:

LIBOR =	Base LIBOR
100% - LIBOR Reserve Percentage

(a) “Base LIBOR” means the rate per annum for United States dollar deposits quoted by Lender for the purpose of calculating the effective Floating Rate for loans that reference Daily Three Month LIBOR as the Inter-Bank Market Offered Rate in effect from time to time for three (3) month delivery of funds in amounts approximately equal to the principal amount of such loans. Borrower understands and agrees that Lender may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Lender in its discretion deems appropriate, including but not limited to the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

(b) “LIBOR Reserve Percentage” means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for “Eurocurrency Liabilities” (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Lender for expected changes in such reserve percentage during the applicable term of the Revolving Note.

(d) The definition of “Maturity Date” contained in Section 1.1 of the Credit Agreement is hereby deleted and replaced as follows:

“Maturity Date” means April 30, 2019.

(e) The definition of “Real Estate Facility Maturity Date” contained in Section 1.1 of the Credit Agreement is hereby deleted and replaced as follows:

“Real Estate Facility Maturity Date” means April 30, 2019

(f) The definition of “Term Floating Rate” contained in Section 1.1 of the Credit Agreement is hereby deleted without replacement.

(g) Section 2.8(a) of the Credit Agreement is hereby deleted and replaced as follows:

(a) Note. Except as set forth in subsections (b) and (d), the outstanding principal balance of the Revolving Note and each Revolving Advance and the outstanding principal balance of the Real Estate Term Note and the Real Estate Term Advance shall bear interest at the Floating Rate.

(h) Section 2.9(e) of the Credit Agreement is hereby deleted and replaced as follows:

(e) Termination and Line Reduction Fees. If (i) the Lender terminates the Credit Facility as a result of the occurrence of an Event of Default, or if (ii) the Borrower terminates the Credit Facility or reduces the Maximum Line on a date prior to the Maturity Date, then the Borrower shall pay the Lender as liquidated damages and not as a penalty a termination fee in an amount equal to a percentage of the Maximum Line (or the reduction of the Maximum Line, as the case may be) calculated as follows: (A) three percent (3.0%) if the termination or reduction occurs on or before April 30, 2016; (B) two percent (2.0%) if the termination or reduction occurs after April 30, 2016 but on or before April 30, 2017; and (C) one percent (1.0%) if the termination or reduction occurs after April 30, 2018.

(i) Section 2.9(j) of the Credit Agreement is hereby deleted and replaced as follows:

Real Estate Term Advance Prepayment Fee. If the Real Estate Term Advance is prepaid in whole or in part prior to the Real Estate Facility Maturity Date for any reason, then on the date of any such prepayment, the Borrower shall pay to the Lender as liquidated damages and not as a penalty a prepayment fee in an amount equal to (i) three percent (3.0%) of the amount prepaid, if prepayment occurs on or before April 30, 2016; (ii) two percent (2.0%) of the amount prepaid, if prepayment occurs after April 30, 2016 but on or before April 30, 2018 and (iii) one percent (1.0%) of the amount prepaid if the prepayment occurs after April 30, 2018. No prepayment fee shall be due in connection with the paydown of the outstanding principal balance of the Real Estate Term Advance to $5,000,000.00.

(j) Section 2.11 (a)(i) of the Credit Agreement is hereby deleted and replaced as follows:

(i) If an Event of Default occurs and the Lender requests that the Borrower do so, or regardless of whether or not an Event of Default or Default Period exists, if the sum of Availability plus Cash and Cash Equivalents on deposit with Lender at any time is less than $7,500,000.00 (which amount shall be determined without regard to any applicable Availability block) for five consecutive business days, then in either event (A) the Borrower shall instruct all account debtors to pay all its Accounts directly to a lockbox (the “Lockbox”) established with Wells Fargo Bank or another bank selected by the Lender and reasonably satisfactory to the Borrower and (B) the Borrower shall execute and deliver to the Lender a lockbox agreement in form and substance satisfactory to the Lender in its sole and absolute judgment. If, notwithstanding such instructions, the Borrower receives any payments on their Accounts, the Borrower shall deposit such payments into a collateral account maintained with Lender (the “Collateral Account”). The Borrower shall also deposit all other cash proceeds of Collateral directly to the Collateral Account if received at a time that the Borrower is required to deposit payments on their Accounts into the Collateral Account. In addition, and regardless of whether or not an Event of Default or Default Period exists, if the sum of Availability plus Cash and Cash Equivalents on deposit with Lender at any time is less than $7,500,000.00 (which amount shall be determined without regard to any applicable Availability block) for five consecutive business days, then in such event, all proceeds of Collateral received by Borrower shall be immediately deposited in the Collateral Account. In all such events, until so deposited, the Borrower shall hold all such payments and cash proceeds received by it in trust for and as the property of the Lender and shall not commingle such property with any of its other funds or property. All deposits in the Collateral Account shall constitute proceeds of Collateral and shall not constitute payment of the Obligations.

(k) Section 2.19 of the Credit Agreement is hereby deleted and replaced as follows:

Section 2.19

(a) Real Estate Term Advance. Lender has made a term loan to Borrower in the amount of $10,000,000.00 (the “Real Estate Term Advance”). The Borrower’s obligation to pay the Real Estate Term Advance shall be evidenced by the Real Estate Term Note and shall be secured by the Collateral.

(b) Payment of the Real Estate Term Advance. The outstanding principal balance of the Real Estate Term Advance shall be due and payable as follows:

(i) In equal monthly installments of $52,084.00, beginning on May 1, 2014, and on the 1st day of each month thereafter.

(ii) All prepayments of principal (including the prepayment referenced in Section 2.19(a) above) with respect to the Real Estate Term Advance shall be applied to the principal installments thereof in the inverse order of maturity.

(iii) On the Real Estate Facility Termination Date, the entire unpaid principal balance of the Real Estate Term Advance, and all unpaid interest accrued thereon, shall also be fully due and payable.

(l) Subsection 6.1(c) of the Credit Agreement is hereby deleted and replaced as follows:

(c) Collateral Reports. Monthly, or more frequently if the Lender so requires, the Borrower shall deliver to the Lender a calculation of the Borrowing Base showing in reasonable detail the respective amounts of Eligible Accounts and Eligible Inventory as of the date of the reporting, provided however, in the event that the sum of Availability plus Cash and Cash Equivalents on deposit with Lender at any time is less than $7,500,000.00 (which amount shall be calculated without regard to any applicable Availability block), said reporting shall be provided once every other week or more frequently if the Lender so requires.

2. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

3. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

(a) A Certificate of the Secretary of the Borrower certifying as to (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the articles of incorporation and bylaws or articles of organization and operating agreement, as applicable, of the Borrower, which were certified and delivered to the Lender pursuant to a previous Certificate of Authority of the Borrower’s secretary or assistant secretary continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to a previous Certificate of Authority of the Borrower’s secretary or assistant secretary, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.

(b) The Borrower prepays the Real Estate Term Advance to $5,000,000.00.

(c) Payment of the fee detailed in Section 10 below.

(d) Such other matters as the Lender may reasonably require.

4. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

(a) The Borrower has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments has been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

(b) The execution, delivery and performance by the Borrower of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

(c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

5. References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

6. No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

7. Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

8. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all title insurance premiums and all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all reasonable fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, subject to the terms of this Amendment, in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

9. Origination Fee. The Borrower shall pay to the Lender, on the date hereof, a fully earned, non-refundable origination fee in the amount of $25,000.00.

10. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

[EXECUTION PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

For Each Person Comprising the Borrower c/o Schuff International, Inc. 1841 W. Buchanan Street Phoenix, Arizona 85007 Telecopier: (602) 452-4465 Attention: Michael R. Hill e-mail: mike.hill@schuff.com	SCHUFF INTERNATIONAL, INC., a Delaware corporation

By

Michael R. Hill
	Its:	Vice President and Chief Financial Officer

SCHUFF STEEL COMPANY, a Delaware corporation

By:

Michael R. Hill
	Its:	Vice President and Chief Financial Officer

SCHUFF STEEL – ATLANTIC, LLC., a Florida limited liability company

	By:		Schuff Steel Company, a Delaware corporation
Its Managing Member

By:

Michael R. Hill
			Its:	Vice President and Chief Financial Officer

QUINCY JOIST COMPANY, a Delaware corporation

By:

Michael R. Hill
		Its:	Vice President

SCHUFF STEEL – GULF COAST, INC., a Delaware corporation

By:

Michael R. Hill
		Its:	Vice President

ON-TIME STEEL MANAGEMENT HOLDING, INC., a Delaware corporation

By:

Michael R. Hill
Its: Vice President

SCHUFF HOLDING CO., a Delaware corporation

By

Name:	Michael R. Hill

Title:	Chairman, President, Secretary & Treasurer

ADDISON STRUCTURAL SERVICES, INC., a Florida corporation

By

Name:	Michael R. Hill

Title:	Chairman, President, Secretary & Treasurer

SCHUFF STEEL MANAGEMENT COMPANY-SOUTHEAST L.L.C., a Delaware limited liability company

By

Name:	Michael R. Hill

Title:	Manager

SCHUFF STEEL MANAGEMENT COMPANY-SOUTHWEST, INC., a Delaware corporation

By:

Michael R. Hill
Its: Vice President

SCHUFF STEEL MANAGEMENT COMPANY-COLORADO, L.L.C., a Delaware limited liability company

By:

Michael R. Hill, Manager

SCHUFF PREMIER SERVICES LLC, a Delaware limited liability company

By:

Michael R. Hill
Its:	Manager

WELLS FARGO CREDIT, INC.

By

Its Authorized Signatory